PRUDENTIAL HOME MORTGAGE (logo)

				     THE PRUDENTIAL HOME MORTGAGE
					COMPANY, INC.
				     5325 Spectrum Drive
				     Frederick, MD  21701



	       THE PRUDENTIAL HOME MORTGAGE COMPANY, INC.

		OFFICER'S ANNUAL COMPLIANCE CERTIFICATE

			   PMAC IV 1994-8



The undersigned, a Vice President of the Prudential Home Mortgage Company, Inc., (the "Servicer") under a Pooling and Servicing Agreement for PMAC IV 1994-8 (the "Agreement") entered into by and among the PaineWebber Mortgage Acceptance Corporation IV, (the "Depositor"), Securitized Asset Services Corporation, (the "Master Servicer") and First Bank National Association (the "Trustee"), hereby certify to the Trustee that:

	(i) a review of the activities of the Servicer during the preceding calendar year and of its performance under this Agreement has been made under the undersigned's supervision, and

	(ii) to the best of the undersigned's knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year.

Capitalized terms used in the Agreement but not defined herein shall have the same meaning given to them in the Agreement.



Date:  April 12, 1995


By:  /s/Brian Bartlett



Name:  Brian Bartlett
Title:  Vice President, Investor Services

	       An affiliate of The Prudential Insurance Company of America,
			doing business as P.H. Mortgage Company, Inc. in Ohio.